EXHIBIT (c)(4)

RBC Presentation, dated June 29, 2003, provided to the Horizon Organic Board

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Presentation to

The Board of Directors

Regarding

Project Alpine

Strictly Private and Confidential

June 29, 2003

[LOGO]

Table of Contents

I. Transaction Overview

II. Background to the Transaction

III. Assessment of Cash Consideration

Appendix

A. Discounted Cash Flow Analysis Detail

B. Premium Paid Analysis

I.      Transaction Overview

Transaction Overview

Acquiror	• A special purpose acquisition vehicle formed by Downhill
Transaction Structure	• Cash merger
Tax Treatment	• Taxable transaction
Cash Consideration	• $24.00 per share in cash
Options	• Cash exercise or exchange for Downhill options at option of holder
No-Shop	• Standard with fiduciary out
Termination Fee	• Termination fee of $10 million as well as up to $2 million for documented expenses
Significant Conditions to Close	• Shareholder approval (50%) •HSR approval

II.    Background to the Transaction

Timeline	Comments
October 29, 2002	• In response to an unsolicited expression of interest and ensuing preliminary discussions, Downhill executed a confidentiality agreement.

October 30, 2002	• RBC Dain Rauscher Inc., a member company of RBC Capital Markets (“RBC”), was retained by the board of directors (the “Board”) to explore strategic alternatives.

November 18, 2002

•  Alpine entered into an agreement providing Downhill a 45-day exclusivity period through January 3, 2003, and providing Alpine a waiver from the right of first negotiation provision of the June 1998 Stockholder Agreement thr ough July 3, 2003.

March 3, 2003	• The independent members of the Board authorized RBC to solicit interest from selected parties.

March – June 2003	• RBC contacted potential interested parties.

June 6, 2003	• Interested parties were invited to submit binding proposals.

June 27, 2003

•   Alpine’s Special Committee of the Board submits written invitati on to Downhill to bid at or above $24.00 per share.

•   Downhill, subject to approval of its board of directors, submits proposal of $24.00 per share in cash.

III.   Assessment of Cash Consideration

Market Trading Performance(1)

•                  From January 1, 2001 to Present

[CHART]

1)              Source: Factset.  Includes only market trading days.

Relative Value Analysis(1)

•                  From January 1, 2001 to Present

[CHART]

1)              Source: Factset.  Includes only market trading days.

Continuing Operations Financial Performance

($ in millions, unless otherwise noted)

	Historical Results(1) Fiscal Year Ended,				Company Forecast (1) Fiscal Year Ended,
	12/31/2000 2000A	12/31/2001 2001A	12/31/2002 2002A	5/31/2003 LTM	12/31/2003 2003E	12/31/2004 2004E	12/31/2005 2005E	12/31/2006 2006E	12/31/2007 2007E
Income Statement
Revenue	$127.2	$158.9	$187.5	$202.4	$234.7	$305.0	$380.0	$457.0	$548.0
% Growth		24.9%	18.0%	22.7%	25.1%	30.0%	24.6%	20.3%	19.9%
Gross profit	$37.8	$47.0	$59.9	$64.1	$75.2	$104.9	$135.1	$166.7	$202.7
% Margin	29.7%	29.6%	31.9%	31.7%	32.1%	34.4%	35.5%	36.5%	37.0%
EBITDA	$4.8	$9.5	$10.3	$10.4	$12.4	$19.1	$25.1	$31.2	$36.2
% Margin	3.8%	6.0%	5.5%	5.1%	5.3%	6.3%	6.6%	6.8%	6.6%
EBIT	$1.1	$4.5	$6.5	$6.6	$8.3	$14.6	$20.5	$26.4	$32.0
% Margin	0.8%	2.9%	3.4%	3.3%	3.5%	4.8%	5.4%	5.8%	5.8%

Net income (cont. ops)	$0.3	$1.7	$3.6	$3.9	$4.7	NA	NA	NA	NA
% Margin	0.2%	1.0%	1.9%	1.9%	2.0%	NA	NA	NA	NA

EPS (cont. ops)	$0.03	$0.16	$0.34	$0.37	$0.44	NA	NA	NA	NA

1)              The historical and forecast financial information from continuing operations contained on this page have been sourced from Secur ities and Exchange Commission (“SEC”) filings and provided by th e Company (the “Company Financials”).  In preparing this analysis, RBC has relied, without independent investigation, upon the advice received by RBC from the Company that the Company Financials were prepared by the Company in good faith and in the ordinary course of business for use by the Company and were based on both (i) adjustments, consistent with the Company’s financial books and records, to elimina te discontinued operations, and (ii) in the case of the forward-looking Company Financials, the best currently available estimates of the Company’s future financial performanc e, which, in both cases the Company believed reasonable at the time of their preparation and RBC’s use thereof in connection with its fairness analysis.  The Company has also advised RBC that such use has been authorized by the Company’s Board.  “NA” and “LTM” are defined as not available and last twel ve months, respectively.

Implied Trading Multiples

($ in millions, unless otherwise noted)

	Variable(1)	Current Price(2) $18.93		Cash Consideration $24.00
Equity Value(3)		$207.3		$267.4

Enterprise Value(4)		$243.3		$303.4
Net Proceeds from Farm Sale		20.0		20.0
Adjusted Enterprise Value		$223.3		$283.4

Enterprise Value Multiples
LTM Revenue	$202.4	1.1	x	1.4	x
2003E Revenue	$234.7	1.0	x	1.2	x
2004E Revenue	$305.0	0.7	x	0.9	x

LTM EBITDA	$10.4	21.5	x	27.3	x
2003E EBITDA	$12.4	18.0	x	22.8	x
2004E EBITDA	$19.1	11.7	x	14.8	x

LTM EBIT	$6.6	33.6	x	42.7	x
2003E EBIT	$8.3	26.9	x	34.1	x
2004E EBIT	$14.6	15.3	x	19.4	x

Equity Value Multiples
LTM EPS (Cont. Ops.)	$0.37	51.8	x	65.7	x
2003E EPS (Cont. Ops.)	$0.44	43.0	x	54.5	x
2004E EPS (Cont. Ops.)	NA	NA		NA

Premiums
Current Price	$18.93	NA		26.8%
10-day average	$18.37	3.1%		30.7%
30-day average	$16.38	15.5%		46.5%
60-day average	$14.96	26.5%		60.4%

1)              Based on the Company Financials and assumes, based on information provided by the Company, the farm sale for net proceeds of $20 million.  LTM as of 5/31/03.

2)              The (“Current Price”) is Alpine’s closing stock price on 6/27/03 .

3)              Equity value is based on treasury stock method (“TSM”) shares outstanding for the Current Price.  TSM equity value calculated using shares outstanding sourced from the 10-Q,10-K, or any other filing that would disclose shares outstanding pr ior to 6/27/03 and options outstanding that are in-the-money sourced from the Company.

4)              Enterprise value is based on net debt outstanding at 5/31/03.  Debt is adjusted for cash balances.

Valuation Analysis Methodologies

Precedent Transaction Analysis	• Analyzed multiples paid on selected acquisition transactions.

Discounted Cash Flow Analysis

•  Analyzed present value of projected unlevered after-tax free cash flows of Alpine, based on the Company Financials, utilizing a range of weighted average costs of capital (“WACC”) and terminal value EBITDA multiples.

Comparable Company Analysis	• Analyzed current public market trading values of comparable companies.

Precedent Transaction Analysis

Methodology	• Analyzed the multiples paid on selected acquisition transactions. • Multiples paid reflect market conditions at the time of the announcement, potential synergies, and control premiums.

Target selection	• Based on acquisitions of branded food and beverage companies that are similar to Alpine (the “Selected Precedents”). • No target is directly comparable to Alpine.

($ in millions, unless otherwise noted)

Selected Precedents

Date Announced(2)	Acquiror	Target	Equity Value(3)	Enterprise Value(4)	Enterprise Value/LTM(5)(6)						Price/ Earnings		Margins(6)		Revenue Growth
					Revenue		EBITDA		EBIT				Gross	EBITDA	1 Yr	2 Yr CAGR

12/2/2002	Hain Celestial Group	Imagine Foods Inc.	$51.2	$51.2	0.7	x	7.2	x	NA		NA		NA	10.2%	NA	15.0%
5/8/2002	Dean Foods Company	White Wave Inc.	$295.3	$295.3	2.4	x	NA		NA		NA		NA	NA	NA	NA
3/25/2002	Cadbury Schweppes	Nantucket Nectars	$100.0	$100.0	1.7	x	NA		NA		NA		NA	NA	NA	NA
10/29/2001	Coca-Cola Co.	Odwalla, Inc.	$183.0	$183.7	1.4	x	16.0	x	53.0x		NMF		51.9%	9.0%	37.2%	37.0%
10/4/2001	Groupe Danone(7)	Stonyfield Farm	NA	NA	NA		NA		NA		NA		NA	NA	24.0%	24.0%
10/30/2000	Pepsico Inc.	South Beach Beverage	$370.3	$370.3	1.6	x	NA		NA		NA		NA	NA	28.6%	100.0%
4/12/2000	Unilever	Ben & Jerry’s Homemade, Inc.	$365.8	$351.2	1.5	x	15.6	x	26.3x		NMF		39.7%	9.3%	10.8%	16.0%
3/6/2000	Hain Food Group Inc.	Celestial Seasoning Inc.	$379.8	$384.2	3.5	x	24.7	x	32.1x		81.9x		57.8%	14.0%	(0.5)%	13.0%
2/23/2000	Nestle SA	PowerBar Inc.	$375.0	$375.0	2.6	x	NA		NA		NA		NA	NA	NA	NA
1/21/2000	Kraft Foods	Balance Bar Co.	$268.0	$264.3	2.7	x	30.2	x	32.0x		35.9x		48.9%	8.9%	36.3%	57.0%
1/18/2000	Kraft Foods	Boca Burger Inc.	$100.0	$100.0	2.5	x	NA		NA		NA		NA	NA	NA	NA
12/15/1999	Rexall Sundown, Inc.	MET-Rx Nutrition Inc.	$77.5	$106.7	1.0	x	9.4x	x	10.1x		16.2x		43.8%	11.1%	27.0%	NA
10/1/1999	Kellogg Company	Worthington Foods, Inc.	$312.4	$349.8	2.2	x	19.2x	x	29.9x		54.2x		43.3%	11.5%	19.1%	17.0%
4/16/1999	Hain Food Group Inc.	Natural Nutrition Group Inc.	$80.0	$80.0	1.1	x	NA		NM		NA		37.2%	NA	(2.1)%	30.0%
4/15/1999	Cadbury Schweppes Plc.	Hawaiian Punch	NA	$203.0	1.5	x	NA		NA		NA		NA	NA	NA	NA

		Average	$227.6	$229.6	1.9	x	17.5	x	30.6	x	47.1	x	46.1%	10.6%	20.0%	34.3%
		Median	$268.0	$233.6	1.7	x	16.0	x	31.0	x	45.1	x	43.8%	10.2%	24.0%	24.0%
		Minimum	$51.2	$51.2	0.7	x	7.2	x	10.1	x	16.2	x	37.2%	8.9%	(2.1)%	13.0%
		Maximum	$379.8	$384.2	3.5	x	30.2	x	53.0	x	81.9	x	57.8%	14.0%	37.2%	100.0%

		Alpine(8)
		@ Current Price	$207.3	$243.3	1.1	x	21.5	x	33.6	x	51.8	x	31.7%	5.1%	22.7%	19.0%

		@ Cash Consideration	$267.4	$303.4	1.4	x	27.3	x	42.7	x	65.7	x	31.7%	5.1%	22.7%	19.0%

1)              Source: Company press releases, Securities and Exchange Commission (“SEC”) filings, and Wall Street research. “NMF” is defined as not meaningful.

2)              Based on the public announcement date of offer price.

3)              TSM equity value calculated using shares outstanding sourced from the 10-Q,10-K, or any other filing that would disclose shares outstanding pr ior to the offer announcement date and options outstanding that are in-the- money sourced from the 10-K prior to the offer announcement date. Equity value represents the total equity value of the company at offer announcement date .

4)              Enterprise value calculated using same method described in note 3 for the equity value and sourcing cash, short-term investments, debt, minority interest, preferred stock from the 10-Q or financial press release prior to the offer announcement date. The cash proceeds from the exercise of in-the-money options are used to repurchase shares in the open market. Enterprise value represents the total enterprise value of the company at the initial offer price.

5)              LTM multiples calculated from latest financials prior to offer announcement date.

6)              Gross profit, EBITDA, and EBIT are calculated using a normalized figure.

7)              StoneyfieldFarms growth rate is the estimated decade long CAGR based on Groupe Danone press release on completion of the transaction.

8)              Based on the Company Financials and assumes, based on information provided by the Company, the farm sale for net proceeds of $20 million.  Multiples calculated based on 5/31/03 balance sheet information. Alpine’s multiples, margins, and growth rates are based on LTM unaudited results for continuing operations as at 5/31/03. Equity and Ent erprise Values are implied values for 100% of Alpine.

Discounted Cash Flow Analysis

Methodology

•     Analyzed the present value of the projected after-tax cash flows of Alpine (EBITDA less cash taxes on EBIT, capital expenditures, and increases in working capital) through 2007E at a range of discount rates and terminal value EBITDA multiples.

•     Projected after-tax cash flows of Alpine are based on the Company Financials.

Weighted average cost of capital (“WACC”)

•     Cost of equity is based on the capital asset pricing model (“CAPM”) method with beta, market risk premium, and size premium information sourced from Ibbotson Associates 2003 Yearbook.

•     Cost of debt is based on the estimated spread over the 10-year Treasury as determined by RBC.

Terminal value	• Terminal value is calculated using the terminal EBITDA multiple method, whereby an EBITDA multiple is applied to Alpine’s 2007E EBITDA.

Discounted Cash Flow Analysis Summary(1)

Equity Value per Share

	Terminal Value EBITDA Multiple
WACC	14.0x	15.0x	16.0x	17.0x	18.0x
17.0%	$25.79	$27.40	$29.01	$30.62	$32.23
18.0%	$24.95	$26.51	$28.06	$29.62	$31.17
19.0%	$24.15	$25.65	$27.15	$28.66	$30.16
20.0%	$23.38	$24.83	$26.28	$27.73	$29.18
21.0%	$22.64	$24.04	$25.44	$26.85	$28.25

1)              Based on the Company Financials and assumes, based on information provided by the Company, the farm sale for net proceeds of $20 million.  See Appendix A for detailed analysis.

Comparable Company Analysis

Methodology	• Analyzed comparable company trading multiples. • No control premium is reflected in the results of the public market trading multiples.

Target selection	• Based on a peer group of organic/healthy food manufacturing and retailing companies. • No public company is directly comparable to Alpine.

($ in millions, unless otherwise noted)

(Share prices as at 06/27/03)

			Multiple Analysis																		Annual Growth Rates
	Market Value		Enterprise Value																Profitability		Revenue(2)		Earnings 3 - 5 Year Secular(3)
	Equity Value	Enterprise Value	Revenue				EBITDA				EBIT				Price/Earnings				LTM Margins		1 Year Historical	1 Year Forward
Company			LTM		CY03		LTM		CY03		LTM		CY03		LTM		CY03		Gross	EBITDA

Organic/Healthy Food Manufacturers
Hain Celestial Group Inc.	$555.4	$596.3	1.3	x	1.2	x	15.1	x	9.1	x	19.1	x	10.6	x	29.2	x	17.0	x	27.5%	8.9%	5.6%	21.6%	15.0%
Lifeway Foods Inc.	$33.7	$25.8	2.0	x	1.9	x	7.9	x	7.0	x	10.3	x	8.8	x	20.6	x	17.2	x	44.2%	25.9%	14.3%	13.3%	NA

		Average	1.7	x	1.5	x	11.5	x	8.0	x	14.7	x	9.7	x	24.9	x	17.1	x	35.9%	17.4%	10.0%	17.4%	15.0%

Organic/Healthy Food Retailers
United Natural Foods Inc.	$579.1	$715.6	0.5	x	0.5	x	13.5	x	11.6	x	16.6	x	14.2	x	25.6	x	22.0	x	19.6%	4.0%	15.1%	19.4%	20.0%
Wild Oats Markets Inc.	$332.2	$360.4	0.4	x	0.4	x	8.8	x	7.9	x	18.7	x	18.4	x	40.1	x	31.6	x	30.1%	4.4%	2.9%	6.0%	17.0%

		Average	0.5	x	0.4	x	11.2	x	9.8	x	17.7	x	16.3	x	32.8	x	26.8	x	24.8%	4.2%	9.0%	12.7%	18.5%

Total Organic/Healthy Food Companies		Average	1.1	x	1.0	x	11.3	x	8.9	x	16.2	x	13.0	x	28.9	x	22.0	x	30.3%	10.8%	9.5%	15.1%	17.3%
		Median	0.9	x	0.8	x	11.2	x	8.5	x	17.7	x	12.4	x	27.4	x	19.6	x	28.8%	6.7%	10.0%	16.4%	17.0%
		Minimum	0.4	x	0.4	x	7.9	x	7.0	x	10.3	x	8.8	x	20.6	x	17.0	x	19.6%	4.0%	2.9%	6.0%	15.0%
		Maximum	2.0	x	1.9	x	15.1	x	11.6	x	19.1	x	18.4	x	40.1	x	31.6	x	44.2%	25.9%	15.1%	21.6%	20.0%

Alpine(4)
@ Current Price	$207.3	$243.3	1.1	x	1.0	x	21.5	x	18.0	x	33.6	x	26.9	x	51.8	x	43.0	x	31.7%	5.1%	18.0%	25.1%	21.2%

@ Cash Consideration	$267.4	$303.4	1.4	x	1.2	x	27.3	x	22.8	x	42.7	x	34.1	x	65.7	x	54.5	x	31.7%	5.1%	18.0%	25.1%	21.2%

1)              Source: Company press releases, SEC filings, RBC Capital Markets, and Wall Street research.  “NA”, “NMF”, “LTM”, “CYE” are defined as not available, not meaningful, last twelve months, and cal endar year end, respectively.

2)              Historical revenue growth is measured from calendar year end (“CYE”) 2001 – CYE 2002.  Forward revenue growth is measured from CYE 2002 – CYE 2003E.

3)              Source: First Call. Earnings growth rates are 3 - 5 year secular projected growth rates. Alpine’s growth rate is based on the Company’s Financials for 2003E to 2007E EPS.

4)              Historical results based on actuals as of 5/31/03. Forecast based on the Company Financials and assumes, based on information pr ovided by the Company, the farm sale for net proceeds of $20 million.  Equity value based on TSM shares outstanding at corresponding share prices.

Valuation Assessment

[CHART]

1)              Implied share prices are based on the Company Financials and assume, based on information provided by the Company, the farm salefor net proceeds of $20 million.  LTM as of 5/31/03.

2)              Range, mean, and median based on organic/healthy food companies and include: Hain Celestial, LifewayFoods, United Natural Foods, and Wild Oats Markets.

Appendix

A.                         Discounted Cash Flow Analysis Detail

Discounted Cash Flow Analysis Detail

($ in millions, unless otherwise noted)

Industry Comparables	Raw Beta (1)	Adjusted Beta (2)	Net Debt	Market Value	Net Debt Mkt. Equity(3)	Unlevered Beta(4)

Hain Celestial Group	0.43	0.62	$40.9	$555.4	7.4%	0.59
Lifeway Food	0.25	0.50	$(7.9)	$33.7	0.0%	0.50
United Natural Foods	0.80	0.87	$136.4	$579.1	23.6%	0.76
Wild Oats	0.88	0.92	$28.3	$332.2	8.5%	0.88

Average:	0.59	0.73			9.9%	0.68

Beta(5)						1.34

Unlevered Beta	Percentage of Debt in Capital Structure
	0%	5%	10%	15%	20%	25%	30%
1.31	19.0%	18.7%	18.5%	18.2%	18.0%	17.8%	17.5%
1.32	19.1%	18.8%	18.6%	18.4%	18.1%	17.9%	17.6%
1.33	19.2%	19.0%	18.7%	18.5%	18.2%	18.0%	17.7%
1.34	19.3%	19.1%	18.8%	18.6%	18.3%	18.1%	17.8%
1.35	19.5%	19.2%	18.9%	18.7%	18.4%	18.2%	17.9%
1.36	19.6%	19.3%	19.1%	18.8%	18.5%	18.3%	18.0%
1.37	19.7%	19.4%	19.2%	18.9%	18.7%	18.4%	18.1%
1.38	19.8%	19.5%	19.3%	19.0%	18.8%	18.5%	18.2%

Assumed Optimal Capital Structure
Debt	15.0%
Equity	85.0%

Debt/Equity Ratio	17.6%

Capital Cost Assumptions and Summary

Unlevered Beta	1.34
Relevered Beta(6)	1.48

Equity Risk Premium (ERP)(7)	9.3%
Size Premium (SP)(8)	2.6%

Relevered Beta x (ERP + SP)	17.6%

Risk Free Rate (10-Year US Treasury)	3.4%

Cost of Equity	21.0%

Credit Spread	4.5%

Pre-Tax Cost of Debt	7.9%

Tax Rate	40.0%

After-Tax Cost of Debt	4.7%

Weighted Average Cost of Capital	18.6%

1)              Source: Bloomberg.  Based on two- year weekly observations.

2)              Adjusted such that Beta = (2/3) X (Raw Beta) + (1/3) X 1.

3)              Based on current capital structure.

4)              BU = BL / ((1+(1-t) X (Net Debt / Mkt Equity)).

5)              Sourced from Ibbotson Associates 2003 Yearbook. Estimated from monthly portfolio returns in excess of the 30-day treasury bill total returns versus the S&P 500 total returns in excess of the 30-day treasury bill for the period from January 1926 to December 2 002 for the portfolio of stocks comprised of the ninth decile of the NYSE, AMEX, and Nasdaq (includes companies from $141 million to $314 million market ca pitalization).

6)              BL = (BU+Risk Premium) X (1+(D/E)(1-t)).

7)              Source: Ibbotson Associates 2003 Yearbook.  Equity risk premium includes estimated return in excess of riskless rate of the portfolio of stocks comprised of the ninth decile of the NYSE, AMEX, and Nasdaq .  Estimated return in excess of riskless rate is estimated by the arithmetic mean total return of the S&P 500 (12.20%) minus th e arithmetic mean income return component of 20- year government bonds (5.23%) from 1926 to 2002.

8)              Source: Ibbotson Associates 2003 Yearbook.  Size premium is return in excess of CAPM equity risk premium for the portfolio of stocks comprised of the ninth decile of the NYSE, AMEX, and Nasdaq .

($ in millions, unless otherwise noted)

	Historical Results Fiscal Year End December 31,				Company Forecast Fiscal Year End December 31,

	12/31/2000 2000A	12/31/2001 2001A	12/31/2002 2002A	5/31/2003 LTM	6/03-12/03 Jun 03 - Dec 03	12/31/2004 2004E	12/31/2005 2005E	12/31/2006 2006E	12/31/2007 2007E

Revenue	$127.2	$158.9	$187.5	$202.4	$147.3	$305.0	$380.0	$457.0	$548.0
% Growth	NA	24.9%	18.0%	22.7%	NA	107.1%	24.6%	20.3%	19.9%
EBITDA	$4.8	$9.5	$10.3	$10.4	$8.2	$19.1	$25.1	$31.2	$36.2
% Margin	3.8%	6.0%	5.5%	5.1%	5.6%	6.3%	6.6%	6.8%	6.6%
EBIT	$1.1	$4.5	$6.5	$6.6	$5.7	$14.6	$20.5	$26.4	$32.0
% Margin	0.8%	2.9%	3.4%	3.3%	3.8%	4.8%	5.4%	5.8%	5.8%

Unlevered free cash flow
EBITDA	$4.8	$9.5	$10.3	$10.4	$8.2	$19.1	$25.1	$31.2	$36.2
Less: cash taxes	NA	NA	NA	NA	$2.3	$5.8	$8.2	$10.6	$12.8
Less: capital expenditures	$5.4	$4.5	$2.6	NA	$2.5	$3.0	$1.0	$1.0	$1.0
Less: increase in working capital	$(17.2)	$2.1	$0.1	$1.4	$1.4	$2.7	$3.0	$3.4	$3.8
Unlevered free cash flow	NA	NA	NA	NA	$2.1	$7.6	$12.9	$16.2	$18.6

	Sensitivity Analysis
WACC	17.0%	18.0%	19.0%	20.0%	21.0%

PV of Free Cash Flow	$37.5	$36.6	$35.8	$35.1	$34.3
PV of Terminal Value(2)	$305.3	$294.9	$284.9	$275.3	$266.1
Net Proceeds from Farm Sale	$20.0	$20.0	$20.0	$20.0	$20.0
Enterprise Value	$362.8	$351.5	$340.7	$330.4	$320.5

Less: Debt	$37.7	$37.7	$37.7	$37.7	$37.7
Add: Cash	$1.7	$1.7	$1.7	$1.7	$1.7
Less: Net Debt(3)	$36.0	$36.0	$36.0	$36.0	$36.0

Equity Value	$326.8	$315.5	$304.8	$294.4	$284.5

Shares Outstanding(4)	11.3	11.2	11.2	11.2	11.2

Equity Value/Share	$29.01	$28.06	$27.15	$26.28	$25.44

1)              Based on the Company Financials and assumes, based on information provided by the Company, the farm sale for net proceeds of $20 million.

2)              Based on terminal EBITDA multiple of 16.0x.

3)              Net debt figures are as of 5/31/03.

4)              Based on TSM at corresponding equity value.

Infant Formula Revenue Contribution Analysis(1)

($ in millions, unless otherwise noted)

[CHART]

1)              Based on the Company Financials.  Core business includes existing product portfolio as well as unidentified business development opportunities.

Infant Formula EBITDA Contribution Analysis(1)

($ in millions, unless otherwise noted)

[CHART]

1)              Based on the Company Financials.  Core business includes existing product portfolio as well as unidentified business development opportunities.

Infant Formula Equity Value Contribution Analysis(1)(2)

•                  Equity Value per Share (incl. Infant Formula)

	Terminal Value EBITDA Multiple
WACC	14.0x	15.0x	16.0x	17.0x	18.0x
17.0%	$25.79	$27.40	$29.01	$30.62	$32.23
18.0%	$24.95	$26.51	$28.06	$29.62	$31.17
19.0%	$24.15	$25.65	$27.15	$28.66	$30.16
20.0%	$23.38	$24.83	$26.28	$27.73	$29.18
21.0%	$22.64	$24.04	$25.44	$26.85	$28.25

•                  Equity Value per Share (excl. Infant Formula)

	Terminal Value EBITDA Multiple
WACC	14.0x	15.0x	16.0x	17.0x	18.0x
17.0%	$16.44	$17.46	$18.48	$19.50	$20.52
18.0%	$15.90	$16.89	$17.88	$18.87	$19.85
19.0%	$15.39	$16.35	$17.31	$18.26	$19.21
20.0%	$14.89	$15.82	$16.75	$17.67	$18.59
21.0%	$14.41	$15.32	$16.22	$17.11	$18.00

•                  Differential

	Terminal Value EBITDA Multiple
WACC	14.0x	15.0x	16.0x	17.0x	18.0x
17.0%	$9.36	$9.94	$10.53	$11.12	$11.71
18.0%	$9.05	$9.61	$10.18	$10.75	$11.32
19.0%	$8.76	$9.30	$9.85	$10.40	$10.95
20.0%	$8.49	$9.01	$9.53	$10.06	$10.59
21.0%	$8.23	$8.72	$9.23	$9.73	$10.25

1)              Based on the Company Financials and assumes, based on information provided by the Company, the farm sale for net proceeds of $20 million.

2)              Net debt figures are as of 5/31/03.

B.                          Premium Paid Analysis

Premium Paid Analysis

($ in millions, unless otherwise noted)

Selected Precedents(1)

		Announcement Date	Target Equity Value	Target Enterprise Value	Premium Paid (2)
Target	Acquiror				10-Day	30-Day	60-Day

Odwalla, Inc.	Coca-Cola Co.	10/29/2001	$183.0	$183.7	76.7%	103.7%	99.5%

Ben & Jerry’s Homemade, Inc.	Unilever	4/12/2000	$365.8	$351.2	39.4%	61.4%	71.3%

Celestial Seasoning Inc.	Hain Food Group Inc.	3/6/2000	$379.8	$384.2	45.2%	59.8%	72.7%

Balance Bar Co.	Kraft Foods	1/21/2000	$268.0	$264.3	48.7%	59.8%	78.2%

Worthington Foods, Inc.	Kellogg Company	10/1/1999	$312.4	$349.8	92.1%	90.0%	73.7%

				Average	60.4%	74.9%	79.1%
				Median	48.7%	61.4%	73.7%
				Minimum	39.4%	59.8%	71.3%
				Maximum	92.1%	103.7%	99.5%
				Average	60.4%	74.9%	79.1%
Alpine(3)
@ Current Price			$207.3	$243.3	3.1%	15.5%	26.5%

@ Cash Consideration			$267.4	$303.4	30.7%	46.5%	60.4%

1)              Based on the Selected Precedents where the target was publicly traded prior to the transaction.

2)              Premiums are calculated to the target’s average closing stock pr ice for the specified period from the day before announcement.

3)              Alpine’s premiums are calculated as of 6/27/03.